Exhibit 4.2

AMERISOURCEBERGEN CORPORATION

$500,000,000

4.250% SENIOR NOTES DUE 2045

SIXTH SUPPLEMENTAL INDENTURE

Dated as of February 20, 2015

To

INDENTURE

Dated as of November 19, 2009

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

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TABLE OF CONTENTS

(continued)

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THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), by and among AmerisourceBergen Corporation, a Delaware corporation (hereinafter called the “Company”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (hereinafter called the “Trustee”), is made and entered into as of this 20th day of February, 2015.

Recitals

The Company has heretofore executed and delivered to the Trustee an indenture, dated as of November 19, 2009 (as such indenture has been amended, supplemented or otherwise modified prior to the date hereof, the “Base Indenture”), providing for the issuance of the Company’s unsecured debentures, notes, bonds, and other evidences of indebtedness, to be issued in one or more fully registered series (the “Securities”).

Pursuant to Section 3.01 of the Base Indenture, the Company desires to provide for the establishment of a new series of Securities under the Base Indenture to be known as its “4.250% Senior Notes due 2045” (the “2045 Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture.

The Company has requested that the Trustee execute and deliver this Supplemental Indenture, which is being entered into pursuant to the provisions of Section 9.01 of the Base Indenture.

All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

This Supplemental Indenture shall modify the Base Indenture only with respect to the 2045 Notes.

Agreements of the Parties

To set forth or to provide for the establishment of the terms and conditions upon which the 2045 Notes are and are to be authenticated, issued, and delivered, and in consideration of the premises thereof, and the purchase of the 2045 Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree as follows, for the equal and proportionate benefit of all Holders from time to time of the 2045 Notes:

ARTICLE 1
Definitions and Other Provisions of General Application

Section 1.01.  Definitions. For all purposes of this Supplemental Indenture and of any indenture supplemental hereto, except as expressly provided or unless the context otherwise requires:

(a)                                 the capitalized terms used in this Supplemental Indenture and not otherwise defined herein have the meanings assigned to them in the Base Indenture;

(b)                                 all other terms used in this Supplemental Indenture which are not defined in this Supplemental Indenture or in the Base Indenture and that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)                                  all accounting terms not otherwise defined in this Supplemental Indenture have the meanings assigned to them in accordance with GAAP (as hereinafter defined);

(d)                                 all references in this Supplemental Indenture to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed, unless the context indicates otherwise. The words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section, or other subdivision;

(e)                                  “or” has the inclusive meaning attributable to the phrase “and/or”;

(f)                                   “including” has the inclusive meaning attributable to the phrase “but not limited to”;

(g)                                  words in the singular include the plural, and in the plural include the singular;

(h)                                 provisions apply to successive events and transactions;

(i)                                     references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

(j)                                    “will” shall be interpreted as an express command.

“2045 Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture. The Initial 2045 Notes and the Additional 2045 Notes shall be treated as a single class for purposes of certain matters specified in this Supplemental Indenture.

“Acquisition” means the acquisition by the Company of MWI Veterinary Supply, Inc., a Delaware corporation, upon the terms and subject to the conditions described in the Merger Agreement.

“Acquisition Termination Redemption” has the meaning specified in Section 7.02 hereof.

“Acquisition Termination Redemption Date” has the meaning specified in Section 7.02 hereof.

“Acquisition Termination Redemption Event” has the meaning specified in Section 7.02 hereof.

“Acquisition Termination Redemption Notice” has the meaning specified in Section 7.02 hereof.

“Acquisition Termination Redemption Price” has the meaning specified in Section 7.02 hereof.

“Additional 2045 Notes” means any Securities (other than the Initial 2045 Notes) issued under this Supplemental Indenture in accordance with Section 2.08 hereof, as part of the same series as the Initial 2045 Notes.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date (or, in the case of either defeasance or covenant defeasance to a Redemption Date, for the applicable date of deposit with the Trustee of funds to pay the Redemption Price), plus 25 basis points.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Asset Sale” means the sale, lease, conveyance or other disposition of any assets or rights, other than sales or returns of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of Section 6.01 hereof).

“Attributable Indebtedness” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Base Indenture” has the meaning set forth in the preamble to this Supplemental Indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Blanco” means J.M. Blanco, Inc.

“Board of Directors” means (i) with respect to a corporation, the Board of Directors of the corporation or any authorized committee of the Board of Directors, (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of any Person to have been duly adopted by any Board of Directors or any duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Place of Payment are authorized or obligated by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means

(i) in the case of a corporation, corporate stock,

(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, other than earnouts.

“Chairman” means the Chairman of any Person’s Board of Directors.

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any

“person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;

(b) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

(c) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(d) the first day on which the majority of the members of the Board of Directors of the Company cease to be Continuing Directors; or

(e) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning specified in Section 5.04 hereof.

“Change of Control Payment” has the meaning specified in Section 5.04 hereof.

“Change of Control Payment Date” has the meaning specified in Section 5.04 hereof.

“Change of Control Triggering Event” means the 2045 Notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for the 2045 Notes at the commencement of any Trigger Period, the 2045 Notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2045 Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2045 Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(c) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(d) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(e) all nonrecurring and unusual charges (including, without limitation, restructuring, shutdown, severance and facility consolidation costs) taken by the Company related to the business transformation project to implement an enterprise resource planning system; minus

(f) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(a) the Net Income or loss of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(b) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or other governing instrument or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(c) the cumulative effect of a change in accounting principles will be excluded;

(d) to the extent deducted in the calculation of Net Income, any non-recurring charges associated with any premium or penalty paid, write-offs of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any indebtedness prior to its Stated Maturity will be added back to arrive at Consolidated Net Income; and

(e) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded (except to the extent distributed to the Company or one of its Restricted Subsidiaries).

“Consolidated Net Worth” means, with respect to any Person, the total of the amounts shown on such Person’s and its consolidated Subsidiaries’ balance sheet, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which internal financial statements are available prior to the taking of any action for purpose of which the determination is being made, as the sum of (i) the par or stated value of all such Person’s Capital Stock, plus (ii) paid-in-capital or capital surplus relating to such Capital Stock, plus (iii) any retained earnings or earned surplus, minus (iv) any accumulated deficit, minus (v) any amounts attributable to Disqualified Stock.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Supplemental Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreements” means (i) the Credit Agreement, dated as of March 18, 2011, as amended and restated as of August 13, 2014 and as further amended as of February 9, 2015, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank N.A., as administrative agent and the other financial institutions party thereto and (ii) the Term Loan Credit Agreement, dated as of February 9, 2015, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent.

“Credit Facilities” means, one or more debt facilities, commercial paper facilities, or capital markets financings, in each case with banks, investment banks, other institutional lenders or investors or trustees providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, or capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the 2045 Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.05 hereof as the Depositary with respect to the 2045 Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture.

“Designated Non-Guarantors” means those certain Domestic Subsidiaries that have been designated by the Company in an Officers’ Certificate delivered to the Trustee as being Designated Non-Guarantors; provided that (i) in no event may the Designated Non-Guarantors taken as a whole hold more than 7.5% of the consolidated assets, or account for more than 5% of the consolidated revenues or Consolidated Cash Flow, of the Company and its Restricted Subsidiaries, calculated at the end of each fiscal quarter in accordance with GAAP on a trailing four-quarter basis and (ii) in no event may any Restricted Subsidiary be designated as a Designated Non-Guarantor at a time when a default has occurred and is continuing under any indenture or Credit Facility of the Company or any of its Restricted Subsidiaries. In the event that following any fiscal quarter end, the Restricted Subsidiaries that have been previously designated as Designated Non-Guarantors, when taken as a whole, account for more than 7.5% of such consolidated assets of such fiscal quarter end or more than 5% of such consolidated revenues or Consolidated Cash Flow during such fiscal quarter, calculated in accordance with GAAP on a trailing four-quarter basis, then the Company will cause any one or more of such Restricted Subsidiaries to become Guarantors within 45 days of such fiscal quarter end so that the Designated Non-Guarantors will not, when taken as a whole, account for more than the applicable percentage of any such measures. Notwithstanding the foregoing, Blanco and all Receivables Subsidiaries will be permitted to be Designated Non-Guarantors, and their assets, revenues and Consolidated Cash Flow will be disregarded for purposes of the financial tests required by this definition.

“Disqualified Stock” means, on any date, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the latest date on which the 2045 Notes mature. Notwithstanding the preceding sentence, any Capital

Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control will not constitute Disqualified Stock if the terms of such repurchase rights are not more favorable to the holders of such Capital Stock than the covenant set forth in Section 5.04 hereof.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company; provided that a Restricted Subsidiary with assets having an aggregate fair market value of less than $100,000 will not be deemed to be a Domestic Subsidiary unless and until it acquires assets having an aggregate fair market value in excess of that amount.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) and beneficial interests and trusts created by a Receivables Subsidiary.

“Event of Default” has the meaning specified in Section 3.01 hereof.

“Fitch” means Fitch Ratings, Inc., a subsidiary of Hearst Corporation and FIMALAC SA, and its successors.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global 2045 Note” means a permanent global 2045 Note substantially in the form of Exhibit A attached hereto that bears the global note legend set forth therein and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantor” means any Subsidiary that provides a Guarantee with respect to the 2045 Notes in accordance with Section 5.05 of this Supplemental Indenture and its respective successors and assigns, other than such Subsidiaries that are released from such Guarantee in accordance with its terms.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under

(i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, foreign currency translation and commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c) in respect of banker’s acceptances;

(d) representing Capital Lease Obligations;

(e) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(f) representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(b) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

Indebtedness shall not include the obligations of any Person resulting from post-closing payment adjustments to which the seller may become entitled in connection with the purchase by the Company or any of its Restricted Subsidiaries of any business, to the extent such payment is determined by a final closing financial statement or such payment depends on the performance of such business after the closing; provided that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

“Independent Investment Banker” means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

“Initial 2045 Notes” means the first $500,000,000 aggregate principal amount of the 2045 Notes issued under this Supplemental Indenture on the date hereof.

“Investment” means, with respect to any Person, all direct or indirect investment by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commissions, travel, moving and similar advances to officers and employees and loans and advances to customers and suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; in each case, except in connection with any Qualified Receivables Transaction.

“Merger Agreement” means the Agreement and Plan of Merger, dated January 11, 2015, by and among the Company, Roscoe Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and MWI Veterinary Supply, Inc., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Non-Recourse Debt” means Indebtedness:

(a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender;

(b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Notice of Default” has the meaning specified in Section 3.01(c) hereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, such Person’s Chairman, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed by any two of any Person’s Chairman, Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Senior Vice President, Controller, Treasurer, and any Assistant Treasurer, or by any other officer or officers of such Person pursuant to an applicable Board Resolution, and delivered to the Trustee.

“Payment Default” has the meaning specified in Section 3.01(f) hereof.

“Permitted Liens” means any of the following:

(a) Liens securing Indebtedness under Credit Facilities or any Hedging Obligations related thereto; provided that the foregoing Liens shall constitute Permitted Liens only to the extent that such Liens secure Indebtedness in an aggregate principal amount outstanding not to exceed, at the time of determination, 15% of the Company’s Consolidated Net Worth;

(b) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(c) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

(d) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid bonds, payment bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(e) Liens existing on the issue date of the 2045 Notes;

(f) Liens in favor of the Company or the Restricted Subsidiaries;

(g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(h) Liens on assets of the Company or any of its Subsidiaries (including Receivables Subsidiaries) incurred in connection with a Qualified Receivables Transaction;

(i) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(j) Liens to secure Indebtedness of a Restricted Subsidiary to the Company or another of its Restricted Subsidiaries;

(k) Liens on any property or asset acquired by the Company or any of its Restricted Subsidiaries in favor of the seller of such property or asset and construction mortgages on real property, in each case, created within twelve months after the date of acquisition, construction or improvement of such property or asset by the Company or such Restricted Subsidiary to secure the purchase price or other obligation of the Company or such Restricted Subsidiary to the seller of such property or asset or the construction or improvement cost of such property in an amount up to the total cost of the acquisition, construction or improvement of such property or asset; provided that in each case, such Lien does not extend to any other property or asset of the Company and its Restricted Subsidiaries;

(l) Liens incurred or pledges and deposits made in connection with workers’ compensation, unemployment insurance and other social security benefits;

(m) Liens imposed by law, such as mechanics’, carriers’, warehousemen’s, materialmen’s, and vendors’ Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(n) financing statements granted with respect to personal property leased by the Company and its Restricted Subsidiaries pursuant to leases considered operating leases in accordance with GAAP; provided that such financing statements are granted solely in connection with such leases; and Liens to secure Capital Lease Obligations in an amount not to exceed the greater of

(x) $125.0 million and (y) 3.0% of the Company’s Consolidated Net Worth covering only the assets acquired with such Indebtedness;

(o) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default;

(p) Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of the Company or such Restricted Subsidiary and which do not, in the opinion of the Company, materially detract from the value of such properties;

(q) Liens in favor of the United States of America or any state thereof, or any department or agency or instrumentality or political subdivision of the United States of America or any state thereof or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure, progress or advance payments or other obligations pursuant to any contract or statute, or to secure any Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);

(r) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted under this Supplemental Indenture; provided that any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and that such refinancing does not, directly or indirectly, result in an increase in the aggregate amount of secured Indebtedness of the Company and its Restricted Subsidiaries (except to the extent as a result of the financing of accrued interest on the Indebtedness refinanced and the amount of all expenses and premiums incurred in connection with such refinancing);

(s) any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted pursuant to the foregoing clauses (a) through (r); provided that no such extension or renewal Lien shall (A) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or (B) extend to any property or assets not subject to the Lien being so extended or renewed; and

(t) Liens incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with respect to obligations outstanding at any one time that do not exceed the greater of (i) $50.0 million and (ii) 1.0% of the Company’s Consolidated Net Worth.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) or inventory of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable or inventory, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or inventory.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is reasonably acceptable to the Trustee.

“Receivables Subsidiary” means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable or inventory and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Subsidiary of the Company (other than accounts receivable or inventory and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms customary for securitization of receivables or inventory and (c) with which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Reference Treasury Dealer” means each of (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (ii) a primary U.S. Government securities dealer designated by Wells Fargo Securities, LLC and (iii) one other primary U.S. Government securities dealer in New York City (each, a “Primary Treasury Dealer”) appointed by the Trustee after consultation with the Company and its successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date (or, in the case of either legal defeasance or covenant defeasance prior to a Redemption Date, for the applicable date of deposit with the Trustee of funds to pay the Redemption Price).

“Remaining Scheduled Payments” means, with respect to any of the 2045 Notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such 2045 Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any statute successor thereto.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Supplemental Indenture.

“Specified Indebtedness” means (i) any Indebtedness under the Credit Agreements and any Indebtedness incurred under Credit Facilities that refinances such Indebtedness or (ii) any Trigger Indebtedness.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Supplemental Indenture” means this Sixth Supplemental Indenture, dated as of the date hereof, by and among the Company and the Trustee, governing the 2045 Notes, as amended, supplemented or otherwise modified from time to time in accordance with the Base Indenture and the terms hereof.

“Trigger Indebtedness” means any Indebtedness other than (i) Capital Lease Obligations and (ii) Indebtedness (other than Capital Lease Obligations) in an aggregate principal amount for all Domestic Subsidiaries of the Company (other than Blanco and any Receivables Subsidiary) that are not Guarantors at any time outstanding not to exceed $25 million (the “Original Definition”), provided, however, that for so long as the Domestic Subsidiaries of the Company (other than Blanco and any Receivables Subsidiary) that are not Guarantors have as a group in excess of $25 million in aggregate principal amount of Indebtedness (other than Capital Lease Obligations) outstanding, the term Trigger Indebtedness shall mean any Indebtedness; provided further, that from and after any subsequent date that the Domestic Subsidiaries of the Company (other than Blanco and any Receivables Subsidiary) that are not Guarantors do not have as a group in excess of $25 million in aggregate principal amount of Indebtedness (other than Capital Lease Obligations) outstanding, the term Trigger Indebtedness shall mean the Original Definition.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(a) has no Indebtedness other than Non-Recourse Debt;

(b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(d) is not guaranteeing or otherwise providing credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

(e) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Supplemental Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under this Supplemental Indenture and (ii) no Event of Default would be in existence following such designation. Notwithstanding the foregoing, Blanco and all Receivables Subsidiaries will be permitted to be Unrestricted Subsidiaries.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote or readily convertible into Capital Stock of such Person that is entitled to vote in the election of the Board of Directors of such Person.

Section 1.02.  Notices, etc., to Trustee and Company. Any request, order, authorization, direction, consent, waiver, or other action to be taken by the Trustee, the Company or the Holders hereunder (including any Authentication Order), and any notice to be given to the Trustee or the Company with respect to any action taken or to be taken by the Trustee, the Company or the Holders hereunder, shall be sufficient if made in writing and delivered electronically or mailed by registered first-class mail postage pre-paid, return receipt requested, to the following addresses:

If to the Trustee:

U.S. Bank National Association

50 South 16th Street, Suite 2000

Mail Station EX-PA-WBSP

Philadelphia, PA 19102

Attention: George J. Rayzis

Telephone No: (215) 761-9317

Facsimile No: (215) 761-9412

If to the Company:

AmerisourceBergen Corporation
1300 Morris Drive
Chesterbrook, PA 19087

Attention: Vice President and Treasurer

Telephone No: (610) 727-7000

Facsimile No: (610) 727-3600

With a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street
Philadelphia, PA 19103

Attention: James W.  McKenzie, Jr., Esq.
Telephone No: (215) 963-5000

Facsimile No: (215) 963-5001

Section 1.03.  Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the TIA, such required provision shall control.

Section 1.04.  Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction of any provision of this Supplemental Indenture.

Section 1.05.  Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.06.  Severability Clause. In case any provision in this Supplemental Indenture or the 2045 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.07.  Benefits Of Indenture. Nothing in this Supplemental Indenture or the 2045 Notes, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, the Authenticating Agent, the Security Registrar, any Paying Agent, and the Holders (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 1.08.  Governing Law. This Supplemental Indenture and the 2045 Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.09.  Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

Section 1.10.  Immunity of Incorporators, Stockholders, Directors and Officers.  No recourse shall be had for the payment of the principal of, premium, if any, or the interest, if any,

on the 2045 Notes, or for any claim based thereon, or upon any obligation, covenant or agreement of this Supplemental Indenture, the 2045 Notes against any incorporator, stockholder, member, partner, director, manager, officer or employee, as such, past, present or future, of the Company or of any successor corporation to the Company, either directly or indirectly through the Company or any successor corporation to the Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Supplemental Indenture and all of the 2045 Notes are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, member, partner, director, manager, officer or employee, past, present or future, of the Company or of any successor corporation to the Company, either directly or indirectly through the Company or any successor corporation to the Company, because of the incurring of any Indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Supplemental Indenture or in any of the 2045 Notes, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Supplemental Indenture and the issuance of the 2045 Notes.

Section 1.11.  Qualification of Indenture.  The Company shall qualify the Base Indenture, as amended and supplemented by this Supplemental Indenture, under the Trust Indenture Act.

Section 1.12.  Relationship with Base Indenture.  The terms and provisions contained in this Supplemental Indenture will constitute, and are hereby expressly made, a part of the Base Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, that the provisions of this Supplemental Indenture shall apply solely with respect to the 2045 Notes only and that, except as expressly supplemented hereby with respect to the 2045 Notes, the Base Indenture shall continue in full force and effect and is in all respects confirmed, ratified and preserved.  To the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture will govern and be controlling with respect to the 2045 Notes.

By execution of this Supplemental Indenture, the Trustee accepts the modification of the Base Indenture effected hereby with respect to the 2045 Notes only, and agrees to execute the trust created by the Base Indenture as supplemented hereby.

Notwithstanding anything contained in this Supplemental Indenture or the Base Indenture to the contrary, this Supplemental Indenture shall not be deemed to amend or modify the Base Indenture with respect to any series of Securities that may be issued under the Base Indenture other than the 2045 Notes.

ARTICLE 2
The 2045 Notes

There is hereby authorized the following new series of Securities:

Section 2.01.  Form of 2045 Note and Dating.

(a)                                 The 2045 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The 2045 Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.

(b)                                 The 2045 Notes shall be dated the date of their authentication.

Section 2.02.  Designation and Principal Terms.

(a)                                 The 2045 Notes are hereby authorized and designated as the “4.250% Senior Notes due 2045.”

(b)                                 The 2045 Notes shall be in an aggregate principal amount of $500,000,000, shall bear interest at a rate of 4.250% per annum, shall have a Scheduled Maturity Date of March 1, 2045 and are subject to optional redemption, in whole or in part, at any time prior to the Scheduled Maturity Date pursuant to the terms set forth in Article 7 hereof.  The 2045 Notes shall be denominated in U.S. dollars.

(c)                                  The date from which interest shall accrue on the 2045 Notes, the Interest Payment Dates of the 2045 Notes, the Record Date with respect to each payment of interest on the 2045 Notes and all other terms of the 2045 Notes are set forth in the form of 2045 Note attached hereto as Exhibit A.

(d)                                 The 2045 Notes shall be redeemable at the option of the Company as set forth in Article 7 hereof.  Subject to Section 5.04 hereof, the 2045 Notes shall not be redeemable at the option of the Holders.

(e)                                  The 2045 Notes shall not be entitled to the benefit of any sinking fund.

(f)                                   The 2045 Notes shall be unsecured Senior Indebtedness of the Company and shall rank equally with all of the Company’s other unsecured Senior Indebtedness outstanding from time to time.

(g)                                  The terms and provisions contained in the 2045 Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the 2045 Notes conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

Section 2.03.  Denominations. The 2045 Notes shall be issuable only in fully registered book-entry form, without interest coupons, in minimum denominations of $2,000 and any integral multiples of $1,000.

Section 2.04.  Global Form.  The 2045 Notes shall be issued in global form substantially in the form of Exhibit A attached hereto (including the legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global 2045 Note shall represent such of the 2045 Notes then Outstanding as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of the 2045 Notes of the applicable series then Outstanding from time to time endorsed thereon and that the aggregate principal amount of the 2045 Notes of the applicable series then Outstanding represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global 2045 Note to reflect the amount of any increase or decrease in the aggregate principal amount of the 2045 Notes of the applicable series then Outstanding represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 3.05 of the Base Indenture.

Section 2.05.  Depositary.  The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global 2045 Notes.

Section 2.06.  Execution, Authentication and Delivery, and Dating. The 2045 Notes shall be executed on behalf of the Company by any two of its Officers and attested by its Secretary or any one of its Assistant Secretaries. The signature of any of these officers on the 2045 Notes may be manual or facsimile. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of the 2045 Notes that have been duly authenticated and delivered by the Trustee.

Unless otherwise provided in the 2045 Notes, all of the 2045 Notes shall be dated the date of their authentication.

Any of the 2045 Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such 2045 Notes or did not hold such offices at the date of such 2045 Notes.

At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Company may deliver the 2045 Notes to the Trustee for authentication, together with an Authentication Order with respect to such 2045 Notes, and the Trustee shall, upon receipt of such Authentication Order, in accordance with procedures acceptable to the Trustee set forth in the Authentication Order, and subject to the provisions hereof and of the Base Indenture, authenticate and deliver such 2045 Notes to such recipients as may be specified from time to time pursuant to such Authentication Order. The material terms of such 2045 Notes shall be determinable by reference to such Authentication Order and procedures. If provided for in such procedures, such Authentication Order may authorize authentication and delivery of such 2045 Notes pursuant to oral instructions from the Company or any duly authorized agent of the Company, which instructions shall be promptly confirmed in writing. In authenticating such 2045 Notes and accepting the additional responsibilities under this Supplemental Indenture in relation to such 2045 Notes, the Trustee shall be entitled to receive, and (subject to the provisions of Section 6.05 of the Base Indenture) shall be fully protected in relying upon:

(1)                                 an Officers’ Certificate, certifying as to the authorized forms and terms of the 2045 Notes; and

(2)                                 an Opinion of Counsel, stating that:

(a)                                 the forms and terms of such 2045 Notes have been established by and in conformity with the provisions of the Base Indenture and this Supplemental Indenture; provided that if all such 2045 Notes are not to be issued at the same time, such Opinion of Counsel may state that such terms will be established in conformity with the provisions of the Base Indenture and this Supplemental Indenture, subject to any conditions specified in such Opinion of Counsel; and

(b)                                 such 2045 Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium, reorganization, and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general principles of equity;

provided, however, that if all of the 2045 Notes issuable by or pursuant to a Board Resolution of the Company are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate or Opinion of Counsel otherwise required pursuant to this paragraph at or prior to the time of authentication of such 2045 Notes if such documents are delivered at or prior to the time of authentication upon original issuance of such 2045 Notes to be issued. After the original issuance of such 2045 Notes to be issued, any separate request by the Company that the Trustee authenticate such 2045 Notes for original issuance will be deemed to be a certification by the Company that it is in compliance with all conditions precedent provided for in the Base Indenture and this Supplemental Indenture relating to the authentication and delivery of such 2045 Notes.

None of the 2045 Notes shall be entitled to any benefit under the Base Indenture or this Supplemental Indenture or be valid or obligatory for any purpose unless there appears on such 2045 Notes a certificate of authentication executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any of the 2045 Notes shall be conclusive evidence, and the only evidence, that such 2045 Notes have been duly authenticated and delivered hereunder.

Section 2.07.  CUSIP Number.   The Company in issuing the 2045 Notes may use Committee on Uniform Security Identification Procedures (“CUSIP”) numbers (if then generally in use), and, if so, the Trustee will use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the 2045 Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the 2045 Notes, and any such redemption will not be affected by any defect in or the omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.08.  Issuance of Additional 2045 Notes.  The Company will be entitled, upon delivery of an Officer’s Certificate and an Opinion of Counsel, to issue Additional 2045 Notes under this Supplemental Indenture which will have identical terms as the Initial 2045 Notes issued on the date hereof, other than with respect to the date of issuance and issue price.  The Initial 2045 Notes issued on the date hereof and any Additional 2045 Notes issued will be treated as a single class for all purposes under this Supplemental Indenture.  With respect to any Additional 2045 Notes, the Company will set forth in a Board Resolution and an Officer’s Certificate, a copy of each which will be delivered to the Trustee, the following information:

(a)                                 the aggregate principal amount of such Additional 2045 Notes to be authenticated and delivered pursuant to this Supplemental Indenture; and

(b)                                 the issue price, the issue date and the CUSIP number of such Additional 2045 Notes.

ARTICLE 3
Remedies

Section 3.01.  Events of Default.   The definition of “Event of Default” set forth in the Base Indenture shall be inapplicable to the 2045 Notes.  For all purposes under this Supplemental Indenture and with respect to the 2045 Notes, “Event of Default” shall mean any one of the following events:

(a)                                 default in the payment of any interest on the 2045 Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)                                 default in the payment of the principal amount of (or premium, if any, on) the 2045 Notes as and when the same shall become due, either at Stated Maturity, upon redemption, by declaration, or otherwise;

(c)                                  default, subject to the provisions of Section 10.06 of the Base Indenture, in the performance or breach of any covenant or warranty of the Company in the Base Indenture or this Supplemental Indenture (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this Section 3.01 specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the 2045 Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)                                 the entry of an order for relief against the Company or any of its Significant Subsidiaries or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, under Bankruptcy Law by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Company, the Significant Subsidiary or such group of Restricted Subsidiaries a bankrupt or insolvent under any other applicable Federal or State law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, or any of its Significant Subsidiaries or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, under Bankruptcy Law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, or any of its Significant Subsidiaries or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or of any substantial part of their respective property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(e)                                  the consent by the Company, or any of its Significant Subsidiaries or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, to the institution of bankruptcy or insolvency proceedings against it, or the filing by them of a petition or answer or consent seeking reorganization or relief under Bankruptcy Law or any other applicable federal or state law, or the consent by them to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, the Significant Subsidiary or such group of Restricted Subsidiaries or of any substantial part of their respective property, or the making by it of an assignment for the benefit of creditors, or the admission by them in writing of their inability to pay their debts generally as they become due, or the taking of corporate action by the Company, the Significant Subsidiary or such group of Restricted Subsidiaries in furtherance of any such action;

(f)                                   failure by the Company or any of its Restricted Subsidiaries to comply with Section 5.04, and continuance of such default for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the 2045 Notes of a Notice of Default;

(g)                                  failure by the Company to comply with Section 7.02, if required;

(h)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Supplemental Indenture, which (i) is caused by the failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), and (ii) results in the actual acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(i)                                     a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed pending appeal (or otherwise stayed)) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $50.0 million (net of any amount covered by insurance); or

(j)                                    to the extent that any Guarantee with respect to the 2045 Notes is provided pursuant to Section 5.05 of this Supplemental Indenture, except as permitted by this Supplemental Indenture, any such Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any

Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantee.

Section 3.02.  Action by Holders.   All references to “51%” in Section 5.02 (Acceleration of Maturity; Rescission, and Amendment) and Section 5.07 (Limitation on Suits) of the Base Indenture shall be replaced with “25%” for purposes of the 2045 Notes.

ARTICLE 4
Supplemental Indentures

Section 4.01.  Supplemental Indentures Without Consent of Securityholders.  Without the consent of the Holders of the 2045 Notes, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof), in form satisfactory to the Trustee, for any of the following purposes:

(a)                                 to evidence the succession of another corporation to the Company, or successive successions, and the assumption by any such successor of the covenants, agreements and obligations of the Company pursuant to Article 6 hereof;

(b)                                 to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of the 2045 Notes as the Company and the Trustee shall consider to be for the protection of the Holders of the 2045 Notes or to surrender any right or power herein conferred upon the Company;

(c)                                  to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in any supplemental indenture hereto, or to make any other provisions with respect to matters or questions arising under this Supplemental Indenture that do not adversely affect the interests of the Holders of the 2045 Notes in any material respect;

(d)                                 to add to this Supplemental Indenture such provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which this instrument is executed or any corresponding provision in any similar federal statute hereafter enacted;

(e)                                  to add guarantors or co-obligors with respect to the 2045 Notes;

(f)                                   to secure the 2045 Notes;

(g)                                  to add to the rights of the Holders of the 2045 Notes;

(h)                                 to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to the 2045 Notes and to add to or change any of the provisions of this Supplemental Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 6.11 of the Base Indenture;

(i)                                     to add any additional Events of Default in respect of the 2045 Notes;

(j)                                    to comply with the requirements of the Commission in connection with the qualification of this Supplemental Indenture under the TIA;

(k)                                 to conform the text of this Supplemental Indenture or the 2045 Notes to any provision of the “Description of Notes” section of the Company’s Prospectus Supplement dated February 17, 2015, relating to the initial offering of the 2045 Notes, to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Supplemental Indenture or the 2045 Notes; or

(l)                                     to allow any Guarantor to execute a joinder to this Supplemental Indenture and a Guarantee with respect to the 2045 Notes pursuant to such joinder.

Section 4.02.  Supplemental Indentures With Consent of Securityholders.  With the consent of the Holders of not less than a majority in principal amount of the 2045 Notes, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplemental Indenture or of any supplemental indenture hereto, of modifying in any manner the rights of the Holders of the 2045 Notes under this Supplemental Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each of the 2045 Notes then Outstanding affected thereby:

(a)                                 change the Scheduled Maturity Date or the stated payment date of any payment of premium or interest payable on any of the 2045 Notes, or reduce the principal amount thereof, or any amount of interest or premium payable thereon;

(b)                                 change the method of computing the amount of principal of any of the 2045 Notes or any interest payable thereon on any date, or change any Place of Payment where, or the coin or currency in which, any of the 2045 Notes or any payment of premium or interest thereon is payable;

(c)                                  impair the right to institute suit for the enforcement of any payment described in clauses (a) or (b) on or after the same shall become due and payable, whether at Stated Maturity or, in the case of redemption or repayment, on or after the Redemption Date or the Change of Control Repayment Date, as the case may be;

(d)                                 change or waive the redemption or repayment provisions of the 2045 Notes;

(e)                                  reduce the percentage in principal amount of the 2045 Notes then Outstanding, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Supplemental Indenture or certain defaults hereunder and their consequences, provided for in this Supplemental Indenture; or

(f)                                   modify any of the provisions of this Section or Sections 5.13 or 10.06 of the Base Indenture, except to increase any such percentage or to provide that certain other provisions of this Supplemental Indenture cannot be modified or waived without the consent of the Holder of each of the 2045 Notes then Outstanding affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.06 of the Base Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(h) of the Base Indenture; or

(g)                                  adversely affect the ranking or priority of the 2045 Notes;

(h)                                 release any Guarantor or co-obligor from any of its Obligations under any Guarantee with respect to the 2045 Notes or this Supplemental Indenture, except in compliance with the terms of this Supplemental Indenture; or

(i)                                     waive any Event of Default pursuant to Section 3.01(a), Section 3.01(b) or Section 3.01(c) hereof with respect to the 2045 Notes.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 4.03.  Execution of Supplemental Indentures.  Upon request of the Company and upon filing with the Trustee of evidence of an Act of Holders as aforementioned, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, powers, trusts, duties or immunities under the Base Indenture and this Supplemental Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Supplemental Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01 of the Base Indenture) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Supplemental Indenture.

Section 4.04.  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Supplemental Indenture shall be and be deemed to be modified and amended in accordance therewith, and such supplemental indenture shall form a part of this Supplemental Indenture for all purposes; and the respective rights, limitation of rights, duties, powers, trusts and immunities under this Supplemental Indenture of the Trustee, the Company and every Holder of the 2045 Notes theretofore or thereafter authenticated and delivered hereunder shall be determined, exercised and enforced thereunder to the extent provided therein.

Section 4.05.  Conformity With Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

Section 4.06.  Reference in 2045 Notes to Supplemental Indentures.  The 2045 Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Supplemental Indenture contained in any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for any of the 2045 Notes then Outstanding.

ARTICLE 5
Covenants

In addition to the covenants set forth in Article 10 of the Base Indenture, the following additional covenants shall apply with respect to the 2045 Notes.

Section 5.01.  Payment of Principal, Premium and Interest.  The Company or any Guarantor, for the benefit of the 2045 Notes, will duly and punctually pay in U.S. Dollars the principal of, premium, if any, and interest, if any, on the 2045 Notes in accordance with the terms of the 2045 Notes and this Supplemental Indenture. An installment of principal of, premium or interest on such 2045 Notes shall be considered paid on the date it is due if the Trustee or a Paying Agent for such 2045 Notes (other than the Company or an Affiliate of the Company) holds on that date immediately available funds designated for and sufficient to pay such installment.

Section 5.02.  Liens.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens, unless (a) in the case of the Company, the 2045 Notes are secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien or (b) in the case of any Guarantor, such Guarantor’s Guarantee with respect to the 2045 Notes is secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien.

Notwithstanding the foregoing, any Lien securing the 2045 Notes or such Guarantee pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the Indebtedness secured by the Lien giving rise to the Lien securing the 2045 Notes or such Guarantee (including any deemed release upon payment in full of all obligations under such Indebtedness).

Section 5.03.  Limitation on Sale and Leaseback Transactions.  The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if (i) the Company or such Guarantor, as applicable, could have incurred a Lien to secure such Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the provisions of Section 5.02 hereof and (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction.

Section 5.04.  Offer to Repurchase Upon Change of Control Triggering Event.

(a)                                 Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the 2045 Notes as described in Section 7.01 hereof within 60 days after the Change of Control Triggering Event, each Holder shall have the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder’s 2045 Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of the Holders of the 2045 Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after public announcement of the pending Change of Control, the Company shall send, by first class mail, a notice to each Holder of the 2045 Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer, describing the transaction or transactions that constitute the Change of Control Triggering Event and stating:

(i)                                     that the Change of Control Offer is being made pursuant to this Section 5.04 and that all 2045 Notes tendered will be accepted for payment;

(ii)                                  the purchase price and the purchase date, which shall be no earlier than 30 Business Days and no later than 60 Business Days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(iii)                               that any 2045 Note not tendered will continue to accrue interest;

(iv)                              that, unless the Company defaults in the payment of the Change of Control Payment, all 2045 Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v)                                 that Holders electing to have any 2045 Notes purchased pursuant to a Change of Control Offer will be required to surrender the 2045 Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the 2045 Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi)                              that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile or other electronic transmission or letter setting forth the name of the Holder, the principal amount of 2045 Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the 2045 Notes purchased; and

(vii)                           that Holders whose 2045 Notes are being purchased only in part will be issued new 2045 Notes equal in principal amount to the unpurchased portion of the 2045 Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of 2045 Notes in connection with a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 5.04, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 5.04 by virtue of such conflict.

(b)                                 On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all 2045 Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all 2045 Notes or portions thereof properly tendered and (iii) deliver or cause to be delivered to the Trustee (by book entry) the 2045 Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of 2045 Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of 2045 Notes properly tendered the Change of Control Payment for such 2045 Notes, and the Trustee shall promptly cause to be transferred by book entry to each Holder an interest in the 2045 Notes equal in principal amount to any unpurchased portion of the 2045 Notes surrendered by such Holder, if any; provided, that each such 2045 Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.04 and all other provisions of this Supplemental Indenture applicable to a Change of Control Offer made by the Company and purchases all 2045 Notes properly tendered and not withdrawn under such Change of Control Offer.

Section 5.05.  2045 Note Guarantees.  The Company covenants that any Domestic Subsidiary of the Company (other than Blanco or any Receivables Subsidiary) which incurs, has outstanding or guarantees any Specified Indebtedness shall, simultaneously with such incurrence or guarantee (or, if the Domestic Subsidiary has outstanding or guarantees Specified Indebtedness at the time of its creation or acquisition, at the time of such creation or acquisition) shall become a Guarantor and execute and deliver to the Trustee a joinder to this Supplemental Indenture pursuant to which such Subsidiary shall agree to guarantee the Company’s obligations under the 2045 Notes, except for all Subsidiaries that have properly been designated as Unrestricted Subsidiaries or Designated Non-Guarantors in accordance with this Supplemental Indenture for so long as they continue to constitute Unrestricted Subsidiaries or Designated Non-Guarantors. The form of such joinder to this Supplemental Indenture is attached hereto as Exhibit B.

Section 5.06.  Designation of Restricted and Unrestricted Subsidiaries.  The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 5.07. Commission Reports.  Whether or not required the Company is required by the rules and regulations of the Commission, so long as any 2045 Notes are outstanding, the Company will file a copy of:

(i)                                     all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K; and

(ii)                                  all current reports required to be filed with the Commission on Form 8-K;

with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

ARTICLE 6
Successors

Section 6.01.  Merger, Consolidation or Sale of Assets.  The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions to, another Person, unless:

(a)                                 either the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia and, if such entity is not a corporation, a co-obligor of the 2045 Notes is a corporation organized or existing under any such laws;

(b)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the 2045 Notes and this Supplemental Indenture, and to the extent applicable to the 2045 Notes, the Base Indenture, pursuant to agreements reasonably satisfactory to the Trustee;

(c)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing; and

(d)                                 the Company has delivered to the Trustee an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance or transfer and any assumption permitted or required by this Article complies with the provisions of this Article.

The provisions of this Section 6.01 shall not apply to a sale, merger, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

ARTICLE 7
Redemption of 2045 Notes by the Company

Section 7.01.  Optional Redemption.

(a)                                 Except as set forth in Section 7.01(b) hereof, the Company shall have the option to redeem the 2045 Notes, in whole or in part, at any time and from time to time prior to September 1, 2044 at a Redemption Price (expressed as percentage of principal amount) equal to the greater of:

(i)                                     100% of the principal amount thereof; or

(ii)                                  as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate;

in each case, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date.

(b)                                 On and after September 1, 2044, the Company shall have the option to redeem the 2045 Notes, in whole or in part at any time and from time to time, at a Redemption Price (expressed as percentage of principal amount) equal to 100% of the principal amount of the 2045 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date.

(c)                                  Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the 2045 Notes or portion thereof called for redemption.

(d)                                 Any redemption pursuant to this Section 7.01 shall be made pursuant to the provisions of Section 11.01 through Section 11.07 of the Base Indenture.

Section 7.02.  Acquisition Termination Redemption.

(a)                                 The 2045 Notes shall be redeemed, in each case, in whole and not in part (an “Acquisition Termination Redemption”) in the event that (each, an “Acquisition Termination Redemption Event”) either:

(i)                                     the Acquisition is not consummated on or prior to May 15, 2015; or

(ii)                                  if prior to May 15, 2015, the Merger Agreement is terminated, other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced.

(b)                                 If an Acquisition Termination Redemption Event occurs, the Company shall redeem all of the aggregate principal amount of the outstanding 2045 Notes on the date no later than the thirtieth calendar day following the earlier to occur of (i) May 15, 2015 or (ii) the date that the Merger Agreement is terminated, other than in connection with the consummation of the

Acquisition and is not otherwise amended or replaced (the “Acquisition Termination Redemption Date”).

(c)                                  Upon an Acquisition Termination Redemption Event, the Company shall pay the sum of 101% of the aggregate principal amount of the 2045 Notes (the “Acquisition Termination Redemption Price”), plus, accrued and unpaid interest, if any, to, but excluding, the Acquisition Termination Redemption Date. Notwithstanding the foregoing, installments of interest on the 2045 Notes that are due and payable on Interest Payment Dates falling on or prior to an Acquisition Termination Redemption Date shall be payable on the Interest Payment Date to the Persons in whose name the 2045 Notes are registered at the close of business on the relevant record date according to the 2045 Notes and the Indenture.

(d)                                 Upon the Acquisition Termination Redemption Date for the 2045 Notes, interest shall cease to accrue on the 2045 Notes unless the Company defaults in the payment of the Acquisition Termination Redemption Price and accrued interest, if any. On or before the Acquisition Termination Redemption Date for the 2045 Notes, the Company shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Acquisition Termination Redemption Price of the 2045 Notes to be redeemed on the Acquisition Termination Redemption Date, and (except if the Acquisition Termination Redemption Date shall be an Interest Payment Date) accrued interest, if any.

(e)                                  Notice of an Acquisition Termination Redemption shall be mailed, with a copy to the Trustee, no later than five Business Days following the Acquisition Termination Redemption Event (an “Acquisition Termination Redemption Notice”). The Acquisition Termination Redemption Notice shall state the information set forth in, and shall be provided in accordance with Section 11.04 of the Base Indenture. Notice of an Acquisition Termination Redemption having been given as provided in the Indenture, the 2045 Notes called for an Acquisition Termination Redemption shall, on the Acquisition Termination Redemption Date, become due and payable at the Acquisition Termination Redemption Price, and accrued and unpaid interest, if any, to, but excluding, the Acquisition Termination Redemption Date; provided that such Acquisition Termination Redemption Date shall not be specified to occur earlier than the date that is 5 Business Days after the date on which the Acquisition Termination Redemption Notice is delivered.

Section 7.03.  Mandatory Redemption.  Except as set forth above in Section 5.04 and Section 7.02 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the 2045 Notes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested; all as of the day and year first written above.

COMPANY:

AMERISOURCEBERGEN CORPORATION

By:	/s/ J.F. Quinn
Name:	J. F. Quinn
Title:	Vice President and Corporate Treasurer

Attest:

By:	/s/ John G. Chou
	Name:	John G. Chou
	Title:	Executive Vice President and General Counsel

Signature Page to Supplemental Indenture

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ George J. Rayzis
Name:	George J. Rayzis
Title:	Vice President

Attest:

By:	Stephen J. Kaba
Name: Stephen J. Kaba
Title: Vice President

Signature Page to Supplemental Indenture

Commonwealth of Pennsylvania

ss.:

County of Philadelphia

On the 17th day of February before me personally came George J. Rayzis, to me known, who, being by me duly sworn, did depose and say that he resides at 1 Pondview Dr., Apt K304, Swedesboro, NJ 08085; that he is the Vice President of U.S. Bank National Association, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to that instrument is such corporate seal; that it was affixed by authority of the board of directors of said corporation; and that he signed his name thereto by like authority.

Name

Eileen Cassidy
Notary Public, State of Pennsylvania
No.
Qualified in Philadelphia County
Commission Expires August 9, 2015
Notarial Seal

Notary Page to Supplemental Indenture

Commonwealth of Pennsylvania

ss.:

County of Chester

On the 11th day of February before me personally came J. F. Quinn, to me known, who, being by me duly sworn, did depose and say that he resides at 1300 Morris Drive, Chesterbrook, PA 19087; that he is the Vice President and Corporate Treasurer of AmerisourceBergen Corporation, one of the parties described in and which executed the above instrument, which are described in and which executed the above instrument; that he knows the corporate seals of said entities, as applicable; that the seals affixed to that instrument are such corporate seals; that each seal was affixed by authority of the board of directors or committee serving a similar function of said entities; and that he signed his name thereto by like authority.

Name

Kathleen R. MacMurray
Notary Public, State of Pennsylvania
No.
Qualified in Chester County
My Commission Expires April 25, 2017
Notarial Seal

Notary Page to Supplemental Indenture

Commonwealth of Pennsylvania

ss.:

County of Chester

On the 11th day of February before me personally came John Chou, to me known, who, being by me duly sworn, did depose and say that he resides at 1300 Morris Drive, Chesterbrook, PA 19087; that he is the Executive Vice President and General Counsel of AmerisourceBergen Corporation, one of the parties described in and which executed the above instrument, which are described in and which executed the above instrument; that he knows the corporate seals of said entities, as applicable; that the seals affixed to that instrument are such corporate seals; that each seal was affixed by authority of the board of directors or committee serving a similar function of said entities; and that he signed his name thereto by like authority.

Name

Kathleen R. MacMurray
Notary Public, State of Pennsylvania
No.
Qualified in Chester County
My Commission Expires April 25, 2017
Notarial Seal

Signature Page to Supplemental Indenture

EXHIBIT A

FORM OF 2045 NOTE

(Face of 2045 Note)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE, TOGETHER WITH ALL SUPPLEMENTAL INDENTURES THERETO, GOVERNING THIS GLOBAL NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Registered
CUSIP No. 03073E AN5
ISIN No. US03073EAN58

No. 1	$500,000,000

AMERISOURCEBERGEN CORPORATION

promises to pay to CEDE & CO., or registered assigns,

the principal sum of five hundred million dollars ($500,000,000) on March 1, 2045

Interest Payment Dates: March 1 and September 1

Record Dates: February 15 and August 15

Dated: February 20, 2015

AMERISOURCEBERGEN CORPORATION

By:
Name:
Title:
Attest:
By:	By:
Name:	Name:
Title:	Title:

Date of Authentication:

This is one of the Global 2045 Notes
referred to in the within-mentioned
Supplemental Indenture:

Dated: February 20, 2015

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

(Back of 2045 Note)

4.250% Senior Notes due 2045

Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

1.                                      INTEREST. AmerisourceBergen Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this 2045 Note at 4.250% per annum from the date hereof until maturity. The Company will pay interest semi-annually on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the 2045 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this 2045 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date will be September 1, 2015. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the 2045 Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                      METHOD OF PAYMENT. The Company will pay interest on the 2045 Notes (except defaulted interest) to the Persons who are registered Holders of 2045 Notes at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such 2045 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 3.07 of the Base Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the 2045 Notes will be payable at the office or agency of the Paying Agent and Registrar within the City of Philadelphia in the Commonwealth of Pennsylvania or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the 2045 Notes at their respective addresses set forth in the register of Holders of 2045 Notes; provided that all payments of principal, premium and interest with respect to 2045 Notes, the Holders of which have given wire transfer instructions to the Trustee, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture (as defined below), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.                                      INDENTURE. This 2045 Note is one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an indenture (the “Base

Indenture”), dated as of November 19, 2009, between the Company and the Trustee, as supplemented and amended by the Sixth Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of February 20, 2015, among the Company and the Trustee. The terms of the 2045 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The 2045 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2045 Note conflicts with the express provisions of the Indenture, the provisions of this 2045 Note will govern and be controlling. The Company will be entitled to issue Additional 2045 Notes pursuant to Section 2.08 of the Supplemental Indenture.

5.                                      OPTIONAL REDEMPTION.  (a) Except as set forth in Paragraph 5(b), the Company shall have the option to redeem the 2045 Notes, in whole or in part, at any time and from time to time prior to September 1, 2044 at a Redemption Price (expressed as percentage of principal amount) equal to the greater of:

(i)                                     100% of the principal amount thereof; or

(ii)                                  as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate;

in each case plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date.

(b)                                 On and after September 1, 2044, the Company shall have the option to redeem the 2045 Notes, in whole or in part at any time and from time to time, at a Redemption Price (expressed as percentage of principal amount) equal to 100% of the principal amount of the 2045 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date.

(c)                                  Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the 2045 Notes or portion thereof called for redemption.

(d)                                 Any redemption pursuant to this paragraph shall be made pursuant to the provisions of Section 11.01 through Section 11.07 of the Base Indenture.

6.                                      MANDATORY REDEMPTION.

(a)                                 The 2045 Notes shall be redeemed, in each case, in whole and not in part (an “Acquisition Termination Redemption”) in the event that (each, an “Acquisition Termination Redemption Event”) either:

(i)                                     the Acquisition is not consummated on or prior to May 15, 2015; or

(ii)                                  if prior to May 15, 2015, the Merger Agreement is terminated, other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced.

(b)                                 If an Acquisition Termination Redemption Event occurs, the Company shall redeem all of the aggregate principal amount of the outstanding 2045 Notes on the date no later than the thirtieth calendar day following the earlier to occur of (i) May 15, 2015 or (ii) the date that the Merger Agreement is terminated, other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced (the “Acquisition Termination Redemption Date”).

(c)                                  Upon an Acquisition Termination Redemption Event, the Company shall pay the sum of 101% of the aggregate principal amount of the 2045 Notes (the “Acquisition Termination Redemption Price”), plus, accrued and unpaid interest, if any, to, but excluding, the Acquisition Termination Redemption Date. Notwithstanding the foregoing, installments of interest on the 2045 Notes that are due and payable on Interest Payment Dates falling on or prior to an Acquisition Termination Redemption Date shall be payable on the Interest Payment Date to the Persons in whose name the 2045 Notes are registered at the close of business on the relevant record date according to the 2045 Notes and the Indenture.

(d)                                 On and after the Acquisition Termination Redemption Date for the 2045 Notes, interest shall cease to accrue on the 2045 Notes unless the Company defaults in the payment of the Acquisition Termination Redemption Price and accrued interest, if any. On or before the Acquisition Termination Redemption Date for the 2045 Notes, the Company shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Acquisition Termination Redemption Price of the 2045 Notes to be redeemed on the Acquisition Termination Redemption Date, and (except if the Acquisition Termination Redemption Date shall be an Interest Payment Date) accrued interest, if any.

(e)                                  Notice of an Acquisition Termination Redemption shall be mailed, with a copy to the Trustee, no later than five Business Days following the Acquisition Termination Redemption Event (an “Acquisition Termination Redemption Notice”). The Acquisition Termination Redemption Notice shall state the information set forth in, and shall be provided in accordance with Section 11.04 of the Base Indenture. Notice of an Acquisition Termination Redemption having been given as provided in the Indenture, the 2045 Notes called for an Acquisition Termination Redemption shall, on the Acquisition Termination Redemption Date, become due and payable at the Acquisition Termination Redemption Price, and accrued and unpaid interest, if any, to, but excluding, the Acquisition Termination Redemption Date; provided that such Acquisition Termination Redemption Date shall not be specified to occur earlier than the date that is 5 Business Days after the date on which the Acquisition Termination Redemption Notice is delivered.

(f)                                   Except as set forth in Paragraph 6 hereof and Paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the 2045 Notes.

7.                                      REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the 2045 Notes as described in Paragraph 5 hereof within 60 days after the Change of Control Triggering Event, each Holder shall have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s 2045 Notes (the

“Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of the Holders of the 2045 Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after public announcement of the pending Change of Control, the Company shall send, by first class mail, a notice to each Holder of the 2045 Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer, describing the transaction or transactions that constitute the Change of Control Triggering Event and setting forth the procedures governing the Change of Control Offer as required by Section 5.04 of the Supplemental Indenture.

8.                                      NOTICE OF REDEMPTION. For purposes of Paragraph 7 only, notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose 2045 Notes are to be redeemed at its registered address. 2045 Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the 2045 Notes held by a Holder are to be redeemed. Subject to any conditions precedent that may be applicable, on and after the Redemption Date interest ceases to accrue on 2045 Notes or portions thereof called for redemption.

9.                                      DENOMINATIONS, TRANSFER, EXCHANGE. The 2045 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. 2045 Notes may be transferred or exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or transfer any 2045 Note or portion of a 2045 Note selected for redemption, except for the unredeemed portion of any 2045 Note being redeemed in part. Also, the Company need not exchange or register the transfer of any 2045 Notes for a period of 15 days before a selection of 2045 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.                               PERSONS DEEMED OWNERS. The registered Holder of a 2045 Note may be treated as its owner for all purposes.

11.                               AMENDMENT, SUPPLEMENT AND WAIVER.

(a)                                 The Base Indenture may be amended as provided therein. Subject to certain exceptions, the Supplemental Indenture or the 2045 Notes may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount of the 2045 Notes (including Additional 2045 Notes under the Supplemental Indenture, if any).  The Holders of not less than a majority in principal amount of the 2045 Notes (including Additional 2045 Notes, if any) may waive any past default with respect to the 2045 Notes and its consequences, except a default not theretofore cured in the payment of principal, premium, if any, or interest, if any, on the 2045 Notes (except a payment default resulting from an acceleration that has been rescinded), or in respect of a covenant or provision in Article 4 of the Supplemental Indenture that cannot be modified or amended without the consent of the Holder of each 2045 Note.

(b)                                 Without the consent of any Holder of a 2045 Note, the Supplemental Indenture or the 2045 Notes may be amended or supplemented:

(i)                                     to evidence the succession of another corporation to the Company, or successive successions, and the assumption by any such successor of the covenants, agreements and obligations of the Company pursuant to Article 6 of the Supplemental Indenture; or

(ii)                                  to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of the 2045 Notes as the Company and the Trustee shall consider to be for the protection of the Holders of the 2045 Notes or to surrender any right or power therein conferred upon the Company; or

(iii)                               to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein or in any supplemental indenture thereto, or to make any other provisions with respect to matters or questions arising under the Supplemental Indenture that do not adversely affect the interests of the Holders of the 2045 Notes in any material respect; or

(iv)                              to add to the Supplemental Indenture such provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which this instrument is executed or any corresponding provision in any similar federal statute hereafter enacted; or

(v)                                 to add guarantors or co-obligors with respect to the 2045 Notes; or

(vi)                              to secure the 2045 Notes; or

(vii)                           to add to the rights of the Holders of the 2045 Notes; or

(viii)                        to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to the 2045 Notes and to add to or change any of the provisions of the Supplemental Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 6.11 of the Base Indenture; or

(ix)                              to add any additional Events of Default in respect of the 2045 Notes; or

(x)                                 to comply with the requirements of the Commission in connection with the qualification of the Supplemental Indenture under the TIA; or

(xi)                              to conform the text of the Supplemental Indenture or the 2045 Notes to any provision of the “Description of Notes” section of the Company’s Prospectus Supplement dated February 17, 2015, relating to the initial offering of the 2045 Notes, to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of the Supplemental Indenture, the 2045 Notes; or

(xii)                           to allow any Guarantor to execute a joinder to the Supplemental Indenture and a Guarantee with respect to the 2045 Notes pursuant to such joinder.

12.                               DEFAULTS AND REMEDIES. Events of Default include:

(i)                                     default in the payment of any interest on the 2045 Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

(ii)                                  default in the payment of the principal amount of (or premium, if any, on) the 2045 Notes as and when the same shall become due, either at Stated Maturity, upon redemption, by declaration, or otherwise;

(iii)                               default, subject to the provisions of Section 10.06 of the Base Indenture, in the performance or breach of any covenant or warranty of the Company in the Base Indenture or the Supplemental Indenture (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the 2045 Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(iv)                              the entry of an order for relief against the Company or any of its Significant Subsidiaries or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, under Bankruptcy Law by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Company, the Significant Subsidiary or such group of Restricted Subsidiaries a bankrupt or insolvent under any other applicable Federal or State law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, or any of its Significant Subsidiaries or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, under Bankruptcy Law or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, or any of its Significant Subsidiaries or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or of any substantial part of their respective property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(v)                                 the consent by the Company, or any of its Significant Subsidiaries or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, to the institution of bankruptcy or insolvency proceedings against it, or the filing by them of a petition or answer or consent seeking reorganization or relief under Bankruptcy Law or any other applicable Federal or State law, or the consent by them to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, the Significant Subsidiary or such group of Restricted Subsidiaries or of any substantial part of their respective property, or the making by it of an assignment for the benefit of creditors, or the admission by them in writing of their inability to pay their debts generally as they become due, or the taking of corporate action by the Company, the Significant Subsidiary or such group of Restricted Subsidiaries in furtherance of any such action;

(vi)          failure by the Company or any of its Restricted Subsidiaries to comply with Section 5.04 of the Supplemental Indenture, and continuance of such default for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the 2045 Notes of a Notice of Default;

(vii)                           failure by the Company to comply with Section 7.02 of the Supplemental Indenture, if required;

(viii)                        default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Supplemental Indenture, which (i) is caused by the failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), and (ii) results in the actual acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(ix)                              a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed pending appeal (or otherwise stayed)) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $50.0 million (net of any amount covered by insurance); or

(x)                                 to the extent a Guarantee with respect to the 2045 Notes is provided pursuant to Section 5.05 of this Supplemental Indenture, except as permitted by the Supplemental Indenture, any such Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantee.

If any Event of Default occurs and is continuing, the Trustee may declare all the 2045 Notes to be due and payable immediately, and upon receipt of written instructions from the Holders of at least 25% in principal amount of the then outstanding 2045 Notes, the Trustee will declare all the 2045 Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law, all outstanding 2045 Notes will become due and payable without further action or notice. Holders may not enforce the Supplemental Indenture or the 2045 Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the 2045 Notes may direct the Trustee in its exercise of any trust or power.

The Trustee may withhold from Holders of the 2045 Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest. The Holders of a majority in aggregate principal amount of the 2045 Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the 2045 Notes waive any existing Default or Event of Default and its consequences under the Supplemental Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 2045 Notes or as otherwise provided under Section 11. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.                               TRUSTEES DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.                               NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the 2045 Notes or the Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2045 Notes by accepting a 2045 Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 2045 Notes.

15.                               AUTHENTICATION. This 2045 Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.                               ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                               CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2045 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2045 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture or the Supplemental Indenture. Requests may be made to:

AmerisourceBergen Corporation

1300 Morris Drive

Chesterbrook, Pennsylvania 19087-5594

Attention: Vice President and Treasurer

ASSIGNMENT FORM

To assign this 2045 Note, fill in the form below:

(I) or (we) assign and transfer this 2045 Note to:
(Insert assignee’s legal name)

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this 2045 Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2045 Note)

Tax Identification Number:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2045 Note purchased by the Company pursuant to Section 5.04 of the Supplemental Indenture, check the box below:

☐ Section 5.04

If you want to elect to have only part of the 2045 Note purchased by the Company pursuant to Section 5.04 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2045 Note)

Tax Identification Number:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global 2045 Note for an interest in another Global 2045 Note or for note in definitive form, or exchanges of a part of another Global 2045 Note or note in definitive form for an interest in this Global 2045 Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global 2045 Note	Amount of Increase in Principal Amount of this Global 2045 Note	Principal Amount of this Global 2045 Note following such decrease (or increase)	Signature of authorized officer of Trustee or 2045 Note Custodian

* This schedule should be included only if the 2045 Note is issued in global form.

EXHIBIT B

FORM OF JOINDER TO SIXTH SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

This JOINDER TO SIXTH SUPPLEMENTAL INDENTURE (this “Joinder”), dated as of             , 20    , among                                          (the “Guarantor[s]”), [each] a subsidiary of AmerisourceBergen Corporation (or [its/their] permitted successor[s]), a Delaware corporation (the “Company”), the Company and U.S. Bank National Association, as trustee under the Sixth Supplemental Indenture referred to below (the “Trustee”).

Recitals

The Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of November 19, 2009, between the Company and the Trustee, as amended and supplemented by a sixth supplemental indenture thereto (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of February 20, 2015, among the Company and the Trustee, providing for the original issuance of an aggregate principal amount of $500,000,000 million of the Company’s 4.250% Senior Notes due 2045 (the “2045 Notes”).

The Sixth Supplemental Indenture provides that under certain circumstances the Guarantor[s] will execute and deliver to the Trustee a joinder to Sixth Supplemental Indenture pursuant to which the Guarantor[s] will unconditionally guarantee all of the Company’s Obligations under the 2045 Notes and the Indenture on the terms and conditions set forth herein (the “2045 Note Guarantee”).

Pursuant to Section 4.01 of the Sixth Supplemental Indenture, the Trustee is authorized to execute and deliver this Joinder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor[s] and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the 2045 Notes as follows:

1.                                      Capitalized Terms. Capitalized terms used herein without definition will have the meanings assigned to them in the Sixth Supplemental Indenture.

2.                                      Joinder. By execution hereof, the Guarantor[s] hereby agree[s] as of the date hereof, to become and [is/are] made [a party/parties] to the Sixth Supplemental Indenture and for all purposes under the Sixth Supplemental Indenture, each Guarantor shall be included within the term “Guarantor” (as defined in the Sixth Supplemental Indenture).  The undersigned hereby agrees to be bound by all of the agreements, terms, conditions and restrictions of this Joinder as applicable to [it][them]; and, further, adopt[s] and agree[s] to be bound by all of the agreements, terms, conditions and restrictions applicable to a “Guarantor” as such term is defined in the Sixth Supplemental Indenture; and, further, authorize[s] the Trustee to attach this signature page to the

Sixth Supplemental Indenture in order to make the Guarantor a party to the Sixth Supplemental Indenture.

3.             Guarantee. Subject to this Joinder, the Guarantor[s] hereby, jointly and severally with all other Guarantors, if any, unconditionally guarantee[s] to each Holder of the 2045 Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Sixth Supplemental Indenture, the 2045 Notes and the obligations of the Company thereunder, that:

(a)                                 the principal of and interest on the 2045 Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption, mandatory repurchase or otherwise, and interest on the overdue principal of and interest on the 2045 Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(b)                                 in case of any extension of time of payment or renewal of any 2045 Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption, mandatory repurchase or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor[s] shall be jointly and severally obligated with all other Guarantors, if any, to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

The Guarantor[s] agree[s] that [their][its] obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the 2045 Notes or the Sixth Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the 2045 Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that the Guarantee in this Section 3 shall not be discharged except by complete performance of the obligations contained in the 2045 Notes, the Sixth Supplemental Indenture and this Joinder.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor[s] or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor[s], any amount paid by either to the Trustee or such Holder, this 2045 Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 5.02 of the Base Indenture or Section 3.01 of the Sixth Supplemental Indenture for the purposes of this 2045 Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 5.02 of the Base Indenture or Section 3.01 of the Sixth Supplemental Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this 2045 Note Guarantee. Each Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this 2045 Note Guarantee.

4.                                      Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of 2045 Notes, each Holder, hereby confirms that it is the intention of all such parties that the 2045 Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any 2045 Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor[s] hereby irrevocably agree that the obligations of any Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 8, result in the obligations of such Guarantor under its 2045 Note Guarantee not constituting a fraudulent transfer or conveyance.

5.                                      Execution and Delivery of 2045 Note Guarantee. To evidence its 2045 Note Guarantee, each Guarantor hereby agrees that a notation of such 2045 Note Guarantee substantially in the form included in Annex A to this Joinder shall be endorsed by an Officer of such Guarantor and that this Joinder shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

Each Guarantor hereby agrees that its 2045 Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse a notation of such 2045 Note Guarantee.

6.                                      Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 7 of this Joinder, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

(a)                                 subject to Section 7 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee or by operation of law, under the 2045 Notes, the Sixth Supplemental Indenture and this 2045 Note Guarantee on the terms set forth herein or therein; and

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default exists.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by operation of law or by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of this 2045 Note Guarantee endorsed upon the 2045 Notes and the due and punctual performance of all of the covenants and conditions of the Sixth Supplemental Indenture to be performed by each Guarantor, such successor Person shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the 2045 Note Guarantees to be endorsed upon all of the 2045 Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the 2045 Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Sixth Supplemental Indenture as the 2045 Note Guarantees theretofore and thereafter issued in accordance with the terms of the Sixth Supplemental Indenture as though all of such 2045 Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 8 and 10 of the Base Indenture and Articles 5 and 6 of the Sixth Supplemental Indenture, and notwithstanding clauses (a) and (b) above in this Section 6, nothing contained in the Sixth Supplemental Indenture or in any of the 2045 Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

7.                                      Releases. A Guarantor will be released and relieved of its obligations under the 2045 Note Guarantee upon the occurrence of any of the events set forth in this Section 7.

(i)                                     In the event of a sale or other disposition of all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of such Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company if, after giving effect to such transaction, neither the Person acquiring such Capital Stock nor such Guarantor has outstanding or guarantees any Specified Indebtedness, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of its obligations under its 2045 Note Guarantee.

(ii)                                  In the event the Company designates such Guarantor to be an Unrestricted Subsidiary in accordance with the Sixth Supplemental Indenture, such Guarantor shall be released and relieved of its obligations under its 2045 Note Guarantee.

(iii)                               In the event such Guarantor shall cease (or simultaneously with the release of its Guarantee hereunder shall cease) to have outstanding or guarantee any Specified Indebtedness, such Guarantor shall be released and relieved of its obligations under its 2045 Note Guarantee.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Sixth Supplemental Indenture, or upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that the applicable Guarantor has ceased (or simultaneously with the release of its 2045 Note Guarantee hereunder shall cease) to have outstanding or guarantee any Specified Indebtedness or that the applicable Guarantor has been designated as an Unrestricted Subsidiary in accordance with the provisions of this Supplemental Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its 2045 Note Guarantee.

Any Guarantor not released from its obligations under its 2045 Note Guarantee shall remain liable for the full amount of principal of and interest on the 2045 Notes and for the other obligations of any Guarantor under the Sixth Supplemental Indenture as provided in this Section 7.

8.                                      Governing Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.                                      Counterparts. The parties may sign any number of copies of this Joinder. Each signed copy will be an original, but all of them together represent the same agreement.

10.                               Effect of Headings. The Section headings herein are for convenience only and will not affect the construction hereof.

11.                               The Trustee. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Joinder or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Sixth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[GUARANTOR[S]]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[TRUSTEE], as Trustee

By:
Name:	Authorized Signatory
Title:

ANNEX A

FORM OF NOTATION OF GUARANTEE

For value received, each of the Guarantors (which term includes any successor Person under the Supplemental Indenture (as hereinafter defined)) has, jointly and severally, unconditionally guaranteed, to the extent set forth and subject to the provisions in the Indenture, dated as of November 19, 2009 (the “Base Indenture”), by and among AmerisourceBergen Corporation (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the Sixth Supplemental Indenture (the “Supplemental Indenture”), dated as of February 20, 2015, by and among the Company and the Trustee (the Base Indenture as amended and supplemented by the Supplemental Indenture is hereinafter referred to as the “Indenture”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the 2045 Notes (as defined in the Supplemental Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any 2045 Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of 2045 Notes and to the Trustee pursuant to the 2045 Note Guarantee are expressly set forth in the Supplemental Indenture and the form of Joinder to the Sixth Supplemental Indenture attached as Exhibit B thereto. Reference is hereby made to the Supplemental Indenture for the precise terms of the 2045 Note Guarantee. Each Holder of a 2045 Note, by accepting the same, agrees to and will be bound by such provisions and appoints the Trustee attorney-in-fact of such Holder for such purpose.

[Name of Guarantor(s)]

By:
Name:
Title: